Richard Sellers, CPA
                           Sellers & Associates, P.C.
                           5230 South Ridgeline Drive
                                Ogden, Utah 84405
                                 (801)476-0270

April 17, 2002

Office of The Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

Re:  LIQUIDIX, INC.
     SEC File No. 000-28513

Dear Sir/Madam:

We would like to inform you that we have read the disclosures provided by Liquidix, Inc., fka Learners Wourld, Inc., in its filing of Form 8-K dated April 17, 2002 and that there are no disagreements regarding the statements made under
Item 4(a) - Changes in Registrant's Certifying Accountant, except that we are not in a position to agree or disagree with Liquidix, Inc.'s statement that they have engaged Semple as independent accountants and that such engagement was ratified by the Board of Directors.

Sincerely,

Sellers & Associates, P.C.


By: /s/ Richard Sellers, CPA
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